UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934  (Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARI NETWORK SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ARI NETWORK SERVICES, INC.

Explanatory Note

On December 16, 2016, certain members of management and the Board of Directors of ARI Network Services, Inc. (the “Company”) presented the attached information to Institutional Shareholder Services in connection with the Company’s 2017 Annual Meeting of Shareholders to be held on January 5, 2017.

Important Additional Information

ARI has filed a definitive proxy statement on Schedule 14A (the Proxy Statement) with the Securities and Exchange Commission (SEC) in connection with its Board of Directors’ solicitation of proxies to vote in favor of the directors nominated by the Board and to vote on the other matters described therein and any other matters that properly come before the 2017 Annual Meeting of Shareholders. On November 28, 2016, ARI commenced the mailing of the Proxy Statement and a WHITE proxy card to each ARI shareholder entitled to vote at the Annual Meeting. ARI has engaged Morrow Sodali (Morrow) to assist it in soliciting proxies from its shareholders. ARI has agreed to pay customary compensation to Morrow for such services and to indemnify Morrow and certain related persons against certain liabilities relating to or arising out of the engagement. Directors and certain officers of ARI may solicit proxies, although they will receive no additional compensation for such services. Information regarding securities ownership by the Board of Directors and certain members of management as of October 28, 2016, is contained in the Proxy Statement. ARI shareholders should read the Proxy Statement (including any amendments or supplements thereto) because these documents contain (or will contain) important information. The Proxy Statement and other public filings made by ARI with the SEC are available without charge from the SEC’s website at sec.gov and from ARI at http://investor.arinet.com.

ARI

SELL MORE STUFF!™

INSTITUTIONAL SHAREHOLDER SERVICES PRESENTATION

NASDAQ: ARIS

SAFE HARBOR STATEMENT

Statements in this presentation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward-looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward-looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flows. The forward-looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to the Company's filings with the Securities and Exchange Commission.

During this presentation, we will discuss GAAP measure such as net income, as well as certain non-GAAP measures such as EBITDA. We have posted on www.investor.arinet.com, a reconciliation of these non-GAAP financial measures to the most comparable financial measures under GAAP.

AGENDA

- Overview of Business
  - Growth Strategy
- Shareholder Value Creation
- Investment Community Support
- Strength of Current Board and ARI Nominees
- Park City's Proposals
- Park City's Nominees
- Summary
- Q&A
- Appendix: Non-GAAP Reconciliations

COMPANY OVERVIEW

Roy W. Olivier – President & CEO

WHAT DO WE DO?

We provide software and related services to help our customers Sell More Stuff™ in selected vertical markets

In-Store

- Dealer business management system
- OEM parts lookup
- Aftermarket parts, garments & accessories (PG&A) lookup
- Lead management



Online

- Lead generation
- eCommerce
  - OEM parts
  - Aftermarket PG&A
- Digital marketing services


arrowhead
POWERSPORTS
LEADER

ARI
SELL MORE STUFF!™

OUR HISTORY

- Founded in 1981
- Went Public in 1991
- Delisted in 2001
- Relisted on NASDAQ Capital Markets in December of 2013
- Current CEO and Management team started in 2008
  - Revenue CAGR of 14% since 2008, 17.5% last 5 years
  - Increased Total Addressable Market from $100M to $1.5B
  - Delivered an average shareholder return of 25%/yr since 2008*

*Based upon Yahoo Finance closing stock price 11/28/08 and 11/30/16

FOUR POINT GROWTH STRATEGY

- More Markets



Total # US Dealers
ARI Market Share
125K Dealers
25K Dealers
90000
80000
70000
60000
50000
40000
30000
20000
10000
0
66%
40%
90%
10%
2%
17%
0%
Powersports
Outdoor Power
Marine
RV
HME
Tire & Wheel
Aftermarket Service

'Total addressable market represented by the green bars . Percentages represent ARI's market share , or the percentage of U.S. dealers that currently use 1 or more of our products. For example, ARI currently has 40% market-share of the OPE vertical; with 40% of those dealers using 1 or more of ARI's products.

GROWTH DRIVERS

- More Markets
- More Products
  - eCatalog
  - Lead Gen & eCommerce
  - Point of Sale / Dealer Business Mgmt. Systems (POS/DBMS)
  - Digital Marketing Services (DIGMS)
  - Cross- Selling Opportunities

GROWTH DRIVERS

- More Markets
- More Products
- Higher ARPD*

• eCatalog	$2,259
• LeadGen/eCommerce	$2,935
• POS/DBMS	$4,169
• DIGMS	$2,931

*Average Revenue per Dealer - annual recurring revenue – annualized as of the quarter ending July 31, 2016

GROWTH DRIVERS

- More Markets
- More Products
- Higher ARPD
- Acquisitions that align with our core strategy

- Completed 15 in last ten years
- Fragmented markets with many small competitors
  - We partner with over 90 today
- One of our Core Competencies
- ~50% Future Growth

HISTORICAL GROWTH



Over $47M in revenue for FY16
$50,000
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
FY2005: William C. Mortimore joins ARI Board of Directors
FY2008: Roy W. Olivier appointed President & CEO of the Company
FY2013: Robert Y. Newell joins ARI Board of Directors
Other eCatalog Website Digital Marketing POS

In FY13 Q3 we made a change to our lead generation service business model, eliminating the pass-through cost of purchased ad words from the search engine providers on behalf of our customers.

ARI
SELL MORE STUFF!™

REVENUE GROWTH


3-yr and 5-yr Total Company Growth CAGR: 16% - 17%
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$0.0
Millions
$22.5
$30.1
$33.0
$40.4
$47.7
83.2%
89.7%
93.6%
90.2%
92.1%
FY12
FY13
FY14
FY15
FY16
FY = For the fiscal year ended July 31
Recurring Revenue
Total Revenue

ARI SELL MORE STUFF!™

ADJUSTED EBITDA & CASH FLOW


$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
-$1.0
Millions
FY2014: William A. Nurthen joins the Company as CFO
$4.6
$3.5
$1.1
20.5%
$3.8
$2.4
($0.1)
12.7%
$4.4
$2.4
($0.0)
13.4%
$6.6
$6.3
$4.2
16.3%
$8.5
$7.7
$4.9
17.8%
FY12
FY13
FY14
FY15
FY16
FY = For the fiscal year ended July 31
Adjusted EBITDA
Operating Cash Flow
Free Cash Flow

Free Cash Flow = cash flow from operations less capital expenditures and capitalized software development

ARI
SELL MORE STUFF!™

BALANCE SHEET HIGHLIGHTS[1]

	FY16 Q4
Cash and Investments:	$5.1M
Deferred Tax Assets[2]	$4.3M
Total Debt and Lease Obligations:	$9.2M
Shares Outstanding:	17.3M
Stock Price[3]:	$5.02
Market Cap.:	$86.9M
Enterprise Value:	$91.0M
TTM Enterprise Value/Adjusted EBITDA:	10.7x
TTM Enterprise Value/Revenues:	1.9x

[1] As of and for the quarter ending July 31, 2016
[2] Includes Federal NOL Carryforwards of $2.0M
[3] As of Market Close 11/7/16

ARI
SELL MORE STUFF!™

TARGET OPERATING MODEL

	FY15 Act.	FY16 Act.	3 Years FY19	5 Years FY21
Sales	$40M	$47.7M	≅ $75M	≅ $100M
Growth CAGR			16.5%	16.5%
Adj. EBITDA %	16.3%	17.8%	18% - 22%	20% - 24%
Adj. EBITDA $	$6.6M	$8.5M	$14M - $17M	$20M - $24M

- Scale
- Efficiencies
- Product Mix

ARI
SELL MORE STUFF!™

ARI IS EXECUTING ON ITS PLAN

- We have increased the size of our total addressable market by **6x** in recent years with little penetration into much larger markets (Aftermarket Service, Automotive Tire & Wheel, HME)
  - The recent acquisition of Auction123 is not currently factored into our TAM and can add another 60,000 dealers to our TAM, for which we can sell multiple products
- Continuing to execute on our plan would result in a $75M company in three (3) years and a $100M company in five (5) years
  - At $100M in revenues, adjusted EBITDA would be about **3.0x** what it is today
  - Scaling the business at the same rate will result in a stock price roughly **3.0x** what it is today
- As we continue to execute on our plan and get larger, we will gain multiple expansion in our share price (in line with multiples we see for larger firms in the marketplace) and also attract interest from larger strategic acquirers who will pay higher multiples for the firm

SHAREHOLDER VALUE CREATION

Robert Y. Newell, IV – Director

FINANCIAL PERFORMANCE HAS TRANSLATED INTO SHAREHOLDER RETURNS

- **For the calendar year-to-date 2016 through November 30, total shareholder return for ARIS was 18%, outperforming the NASDAQ Composite Index (NASDAQ) by 12% and the Dow Jones Industrial Average (DOW) by 8%**
- **For each of the 12-, 24- and 36-month periods ended November 30, 2016, total shareholder return outperformed NASDAQ by no less than 27% and the DOW by no less than 29%**
- **For the five-year period ended November 30, total shareholder return was 271%, outperforming NASDAQ by 168% and the DOW by 212%**
- **Since the recovery from the Financial Crisis of 2007 to 2008, ARIS has delivered a total shareholder return of 437%, outperforming NASDAQ by 221% and the DOW by 295%**
- **ARIS's stock price has increased from $0.50 in October 2010 to $5.44 in October 2016**

All data based on the Yahoo Finance closing stock price data aggregated between January 1, 2009, and November 30, 2016, respectively. Financial crisis data based upon closing stock prices from March 6, 2009 to November 30, 2016.

ARI STOCK APPRECIATION

ARI Network Services, Inc. (ARIS)



Add Indicator
Compare
1d
5d
1m
3m
6m
YTD
1y
2y
5y
10y
Max
Area
Settings
Reset
ARIS 5.30
^IXIC 5323.68
^DJI 19123.58
Open 5.38
Close 5.30
Low 5.17
High 5.39
Vol 24.30K
% Chg 270.63%
300.00%
270.63%
250.00%
200.00%
150.00%
100.57%
59.15%
0.00%
25.00K
Feb 27 '12
Aug 6 '12
Jan 14 '13
Jun 21 '13
Nov 29 '13
May 7 '14
Oct 14 '14
Mar 23 '15
Aug 31 '15
Feb 8 '16
Jul 15
Nov 30 '16

Based on the Yahoo Finance closing stock for the 60 month period ending November 30, 2016

ARI SELL MORE STUFF!™

INVESTMENT COMMUNITY SUPPORT

OUR GROWTH STRATEGY IS WORKING

As the company executes on its strategy and penetrates these new markets, we expect revenue growth to accelerate and margins to expand as a result of its associated synergies, and the stock to experience significant multiple expansion.

-Craig-Hallum Capital Group 10/28/16

ARI's acquisition strategy has been to acquire companies that enable them to enter new verticals that are complementary to its current website services and/or eCatalog segment. We think any accretive acquisitions that provide synergies and expand its cross-selling opportunity could provide upside to the stock.

-Craig-Hallum Capital Group 10/28/16

The acquisitions of 50 Below in calendar 2012, TCS in calendar 2014 as well as TASCO and DCi in calendar 2015 facilitated ARI's entry into new vertical markets for growth including tire and wheel, home medical equipment and aftermarket auto service with a combined 123,000 U.S. dealers. We believe the company is poised to resume its acquisition growth strategy in FY/17 with a solid pipeline of acquisition opportunities.

-Barrington Research 10/31/16

Due to acquisitions that have added new products and new vertical markets, ARI has increased its total addressable market to about 143,000 dealers from 23,000 in FY/11 increasing its TAM on an annual revenue basis from $100 million to more than $1.5 billion.

-Barrington Research 12/12/16

ARI
SELL MORE STUFF!™

CURRENT BOARD OVERVIEW

William H. Luden, III – Chairman of the Board

ARI'S BOARD OF DIRECTORS

	Director	Expertise
	**William H. Luden, III** Chairman of the Board ▪ M.B.A. Harvard Business School ▪ B.A. University of Colorado-Boulder	✓ Mr. Luden founded an electronics manufacturer and retailer in Boulder, Colorado, taking it from his porch to becoming the second largest independent audio video chain in the Rockies. After Harvard, Mr. Luden was recruited to the Bay Area where he was involved in starting and building various companies, including Cellular One, which is now part of ATT Wireless. He went on to purchase and run InfoSystems which he increased in size 15x; he sold it 2010. Mr. Luden joined ARI's board in 2012 and became Chairman in 2014.
	**Roy W. Olivier** President & CEO, Director	✓ Mr. Olivier worked for various companies before starting Multicom, a software company, in 1989 which he sold in 1993. In 1993 Mr. Olivier started Media Solutions International, Inc. which he sold to Bell & Howell (now Snap-on) in 2000 where he continued to serve as VP of Sales and Marketing for approximately 2 years. Mr. Olivier joined ARI in 2006 and became CEO and a member of the Board in 2008. Since that time ARI has delivered an average return to shareholders of 17% per year.
	**William C. Mortimore** Director ▪ M.E.E. University of Minnesota ▪ B.S. Michigan State University	✓ Mr. Mortimore has extensive experience in real estate, healthcare, education and technology. He participated in seven startups and over a dozen mergers and acquisitions, and has served on numerous private, public and philanthropic boards. He founded Merge Healthcare in 1987 and took it public to NASDAQ in 1998. During his leadership Merge acquired and integrated seven companies, growing the company to over 600 employees in the U.S., Canada, Europe and the Far East. He is now leading Project Foundry, which provides the leading software solution for Project-based Learning fin K-12 education.
	**P. Lee Poseidon** Director ▪ M.B.A. Xavier University ▪ B.A. Ohio Wesleyan University	✓ Mr Poseidon brings a wealth of business management, industry and product knowledge in the software cataloguing, DMS and services areas in many of ARI's vertical markets as well as venture capital and M&A experience having participated in or having lead more than a dozen acquisitions and 3 divestitures in 4 continents.
	**Robert Y. Newell, IV** Director ▪ M.B.A. Harvard Business School ▪ B.A. College of William & Mary	✓ Mr. Newell has over 25 years of financial and management experience in software, technology and medical device companies, completing four initial public offerings, strategic corporate license and collaboration agreements and selling one of the companies he took public to an acquirer.
	**Chad J. Cooper** Director ▪ M.B.A. Georgetown University ▪ B.A. University of Southern California	✓ Mr. Cooper has worked for several boutique investment banks over the past 15 years. Over his career, has helped raise well over $1 billion in capital for many small and micro-cap companies. Mr. Cooper recently joined Wunderlich Securities as Managing Director of the Alternative Capital Markets group where his main focus is raising capital for small and micro-cap companies. Mr. Cooper became a shareholder of ARI in 2012 and joined the Board of Directors in 2014.

ARI BOARD EXPERTISE

					Public Company Experience												
Name	Title	Tenure[1]	Age	% O / S[2]	BOD Experience	Public Reporting Financial Expertise	Corporate Governance Expertise	Shareholder Value Growth Experience	Sitting or Former CEO	SaaS Expertise	International Experience	Digital Marketing Experience	Relevant Vertical Experience	M&A Experience	Compensation Expertise	Constructive Interaction (Business Acumen / Team Player)	Strategic Thinking
William H. Luden, III	Chairman of the Board	4	74	0.7%	x	x	x	x	x				x	x	x	x	x
Roy W. Olivier	President & CEO, Director	8	57	5.2%	x	x	x	x	x	x	x		x	x	x	x	x
William C. Mortimore	Director	12	71	0.6%	x	x	x	x	x	x			x	x	x	x	x
P. Lee Poseidon	Director	8	61	0.7%	x	x	x	x	x				x	x	x	x	x
Robert Y. Newell, IV	Director	4	68	0.6%	x	x	x	x					x	x	x	x	x
Chad J. Cooper	Director	2	46	1.0 %	x		x	x					x	x		x	x

[1]50% of Directors appointed within the last five years
[2] Based on 17,446,816 shares outstanding as reported in the FY16 Form 10-K

ARI
SELL MORE STUFF!™

ARI BOARD NOMINEES' EXPERTISE

	Director	Expertise
	**William C. Mortimore** ▪ Board Member since FY2005 ▪ **Audit Committee Chairman** since 2007 ▪ M.E.E. University of Minnesota, B.S. Michigan State University	✓ A long track record of delivering results to ARI's shareholders ✓ Extensive public company experience as a business operator, board member and audit committee chair ✓ Extensive technical background that brings unique expertise with IT infrastructure, cyber security and software development ✓ Lead the successful initial public offering of Merge Healthcare while serving as the CEO
	**Robert Y. Newell, IV** ▪ Board Member since FY2013 ▪ Chairman of the Compensation Committee ▪ **Audit Committee** Member ▪ M.B.A. Harvard Business, B.A. College of William & Mary	✓ A long track record of delivering results to ARI's shareholders ✓ Extensive public company experience, serving three public companies as CFO and completing four initial public offerings ✓ Experience with strategic corporate collaborations, licensing agreements and sales ✓ Experience as founding investor in technology and life science companies in Silicon Valley ✓ Long-term relationships in commercial and investment banking markets

ARI SELL MORE STUFF!™

PARK CITY'S PROPOSALS

Roy W. Olivier – President & CEO

PARK CITY'S PROPOSALS – VALUATION ANALYSIS IS FLAWED

- Park City has only selected two peers in it's valuation argument against the Company, MAMS and CDK (which is a $9B market cap peer)
- ARI's Board regularly reviews more statistically significant valuation data

Software Equity Group Multiples[1]

	ARI[2]	SaaS Index[3]	Software Index[4]	Internet Index[5]
EV/Revenue	1.9	3.9 – 5.8	2.5 – 3.0	2.0 – 2.3
EV/EBITDA	10.7*	30.3 – 41.2	14.2 – 16.1	18.4 – 20.8

- Size Matters – EV/Revenue is 0.9 for the four (4) companies that are below $200M market cap listed in the Q3 16 SEG Report
  - ARI's EV/Revenue is 2x that of those four (4) companies
  - ARI's multiple can expand but size is a factor in this expansion

[1] Based on the Software Equity Group's Software Industry Financial Report for Q3 16 last four quarters' data
[2] As of Market Close 11/07/16
*Adjusted EBITDA
[3] 66 Public Companies
[4] 126 Public Companies
[5] 99 Public Companies

ARI
SELL MORE STUFF!™

PARK CITY'S PROPOSALS – EXECUTIVE COMPENSATION ARGUMENT IS FLAWED

- **ARI's management compensation is at the expense of shareholders**
  - ARI defines its peer market by using survey data from Equilar for public companies with $25M - $100M in revenues (roughly 1/2 to 2x our size)
  - ARI's compensation is at or below the average compensation of these peer companies
  - Approximately 30% of cash compensation is at risk via bonus
    - Bonus is earned based on the Company obtaining (1) annual recurring revenue growth target, and (2) adjusted EBITDA target
- **Long-Term Equity Awards**
  - The Company's five (5) key executives each have 110,000 shares of restricted stock with only a portion of that amount vesting when the stock trades at $6, $7, $8 and $9 per share
- **While ARI's executive compensation is at or below the average of the peer companies in the Equilar survey, its stock returns over the last five (5) years have consistently performed at the top of the group[1]**

[1] Data based upon Yahoo Finance closing stock prices for the five year period ending November 30, 2016

ARI
SELL MORE STUFF!™

PARK CITY'S PROPOSALS – NET INCOME ARGUMENT IS MISLEADING

ARI's improvement in operating cash flow has substantially outperformed its improvement in net income and has and will continue to translate into shareholder gains



Net Income vs. Operating Cash Flow
Millions
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
-$1.0
-$2.0
FY11
FY12
FY13
FY14
FY15
FY16
$2.4
$3.5
$1.1
$3.5
($0.8)
$2.4
($0.1)
$2.4
$1.1
$6.3
$1.7
$7.7
Net Income
Operating Cash Flow

ARI
SELL MORE STUFF!™

PARK CITY'S NOMINEES

William H. Luden, III – Chairman of the Board

PARK CITY'S BOARD NOMINEES

Director	Limited Qualifications[1]
Michael J. Fox ▪ Founder & CEO, Park City Capital, LLC	✓ Limited Public Company Experience (2 recent) ✓ No experience selling a public or private company ✓ **Limited Audit Committee Experience** ✓ No Software/SaaS Experience ✓ No Industry Experience (vertical markets ARI serves) ✓ Cannot contribute to any discussion about ARI's strategy other than to sell the company now
John Mueller ▪ Managing Partner, Partners Private Equity LLC	✓ No Public Company Experience in background ✓ No experience selling a public company ✓ **No Audit Committee Experience** ✓ No Software/SaaS Experience ✓ No Industry Experience (vertical markets ARI serves) ✓ Cannot contribute to any discussion about ARI's strategy other than to sell the company now

[1]Based on interviews conducted with Mr. Fox by the Chairman of the Board and Chairman of the Nominating & Governance Committee in March 2015, as well as the LinkedIn profiles and resumes submitted to the Board for consideration by Messrs. Fox and Mueller.

ARI SELL MORE STUFF!™

IN SUMMARY

William H. Luden, III – Chairman of the Board

IN SUMMARY

- **Is Change Needed? – *No*.**

  - Board and Management delivering shareholder returns well in excess of markets
  - Contrary to assertions by Park City, the Board and Management are not categorically opposed to a sale, but are opposed to a sale as a "strategy" and believe this will not maximize shareholder value
  - ARI's growth opportunities have expanded dramatically in recent years. The Board and Management have proven track record of executing on these opportunities.
  - Board and Management regular review how to maximize shareholder value including through discussions with investment bankers and strategic and financial buyers, measuring transaction multiples and premiums paid in the marketplace against the Company's growth opportunities
  - Board and Management have extensive backgrounds in valuation and the sale of public and private companies
  - Board believes that the way to maximize shareholder value is for the company to continue to execute and be ***bought***, not through a "*sell it now*" strategy

ARI
SELL MORE STUFF!™

IN SUMMARY (CONTINUED)

- **Would there be any benefit to ARI to add Park City's nominees to the Board? – *No*.**

  - ARI's Board has been refreshed within the last 5 years. ARI recently reduced its Board size to hone in and allow for adding new members with specific skillsets needed as the Company grows
  - The Company is actively looking to add more directors and maintains an active interview schedule for new Board members. Prospective directors are measured against specific criteria.
  - Park City's nominees do not meet our criteria nor would they bring added value to our Board
    - Park City's valuation analysis on ARI is flawed because it uses multiples for large (billion $ market cap) companies and neglects to incorporate statistics on premiums paid for public companies in sale transactions.
    - Mike Fox has limited public company experience with disappointing shareholder returns and to our knowledge has never participated in the sale of a company private or public
    - John Mueller has no public company experience or experience selling a public company on his resume
    - Park City, nor its nominees, has articulated any strategy or operational changes for the benefit of shareholders. We believe they will not contribute to any discussion about ARI's strategy other than to sell the company now.

ARI
SELL MORE STUFF!™

QUESTIONS?

APPENDIX: RECONCILIATION OF NON-GAAP FINANCIALS

FY15 – FY17 Q1

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA for the three and twelve months ended October 31, 2016 and 2015, respectively:

EBITDA:	FY2017 Q1	FY2016 Q1	FY2017 TTM	FY2016 TTM
Net Income (loss)	$ 356	$ 389	$ 1,710	$ 1,356
Interest	108	112	456	488
Amortization of software products	522	496	2,134	1,970
Other depreciation and amortization	575	609	2,373	1,993
Loss on debt extinguishment	-	-	-	-
Loss on FMV of Warrant Derivatives	-	-	-	-
Loss on impairment of long-lived assets	-	-	-	-
Income taxes	305	299	1,357	1,021
EBITDA	$ 1,866	$ 1,905	$ 8,030	$ 6,828
Stock-based compensation	149	115	461	458
Adjusted EBITDA	$ 2,015	$ 2,020	$ 8,491	$ 7,286

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA for the following fiscal quarters:

	10/31/16 Q1 2017	7/31/16 Q4 2016	4/30/16 Q3 2016	1/31/16 Q2 2016	10/31/15 Q1 2016	7/31/15 Q4 2015	4/30/15 Q3 2015	1/31/15 Q2 2015
Quarterly:								
Net Income (loss)	$ 356	$ 458	$ 448	$ 448	$ 389	$ 368	$ 339	$ 260
Interest	108	110	118	120	112	113	123	140
Amortization of software products	522	537	531	544	496	463	458	553
Other depreciation and amortization	575	607	601	590	609	511	465	408
Loss on debt extinguishment	-	-	-	-	-	-	-	-
Loss on FMV of Warrant Derivatives	-	-	-	-	-	-	-	-
Loss on impairment of long-lived assets	-	-	-	-	-	-	-	-
Income taxes	305	379	368	305	299	205	243	274
EBITDA	$ 1,866	$ 2,091	$ 2,066	$ 2,007	$ 1,905	$ 1,660	$ 1,628	$ 1,635
Stock-based compensation	149	111	113	88	115	141	95	107
Adjusted EBITDA	$ 2,015	$ 2,202	$ 2,179	$ 2,095	$ 2,020	$ 1,801	$ 1,723	$ 1,742
Trailing Twelve Months (TTM):								
Net Income (loss)	$ 1,710	$ 1,743	$ 1,653	$ 1,544	$ 1,356	$ 1,071	$ 877	$ 698
Interest	456	460	463	468	488	465	422	367
Amortization of software products	2,134	2,108	2,034	1,961	1,970	2,023	2,118	2,192
Other depreciation and amortization	2,373	2,407	2,311	2,175	1,993	1,756	1,553	1,442
Loss on debt extinguishment	-	-	-	-	-	-	-	-
Loss on FMV of Warrant Derivatives	-	-	-	-	-	-	-	(4)
Loss on impairment of long-lived assets	-	-	-	-	-	-	35	35
Income taxes	1,357	1,351	1,177	1,052	1,021	811	836	746
EBITDA	$ 8,030	$ 8,069	$ 7,638	$ 7,200	$ 6,828	$ 6,126	$ 5,841	$ 5,476
Stock-based compensation	461	427	457	439	458	446	536	609
Adjusted EBITDA	$ 8,491	$ 8,496	$ 8,095	$ 7,639	$ 7,286	$ 6,572	$ 6,377	$ 6,085

EBITDA is calculated as net income adjusted to exclude interest expense, amortization, depreciation and income tax expense. Adjusted EBITDA further eliminates non-cash, stock-based compensation expense. Management believes Adjusted EBITDA is helpful in understanding period-over-period operating results separate and apart from non-operating expenses and expenses pertaining to prior period investing activities, particularly given the Company's significant investments in capitalized software and its continuing efforts in completing acquisitions, which typically result in significant non-cash depreciation and amortization expense in subsequent periods. However, Adjusted EBITDA has significant limitations as an analytical tool and should only be used cautiously in addition to, and never as a substitute for, operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles and may not necessarily be comparable to similarly titled measures of other companies.

The Company began using EBITDA, adjusted to add back non-cash, stock-based compensation, as a performance measure during the fourth quarter of fiscal 2015. All prior periods have been updated to reflect this presentation.

FY13 – FY14*

Reconciliation of Non-Gaap Measures

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three and twelve months ended July 31, 2014 and 2013, respectively:

EBITDA:	FY2014 Q4	FY2013 Q4	FY2014 Q4 YTD	FY2013 Q4 YTD
Net Income (loss)	$ 174	$ (299)	$ (102)	$ (753)
Interest	70	92	286	626
Amortization of software products	558	429	2,052	1,741
Other depreciation and amortization	308	328	1,322	1,281
Loss on debt extinguishment	-	-	-	682
Loss on FMV of Warrant Derivatives	-	635	28	635
Loss on impairment of long-lived assets	35	-	35	420
Income taxes	230	314	241	(1,133)
EBITDA	$ 1,375	$ 1,499	$ 3,862	$ 3,499

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the following fiscal quarters:

Quarterly	7/31/14 Q4 2014	04/30/14 Q3 2014	01/31/14 Q2 2014	10/31/13 Q1 2014	07/31/13 Q4 2013	04/30/13 Q3 2013	1/31/13 Q2 2013	10/31/12 Q1 2013
Net Income (loss)	$ 174	$ 160	$ (461)	$ 25	$ (299)	$ (571)	$ 4	$ 113
Interest	70	68	78	70	92	197	269	68
Amortization of software products	558	532	518	444	429	452	464	396
Other depreciation and amortization	308	354	339	321	328	334	339	280
Loss on debt extinguishment	0	0	0	0	0	682	0	0
Loss on FMV of Warrant Derivatives	0	(4)	10	22	635	0	0	0
Loss on impairment of long-lived assets	35	0	0	0	0	420	0	0
Income taxes	230	153	(226)	84	314	(738)	(835)	126
EBITDA	$ 1,375	$ 1,263	$ 258	$ 966	$ 1,499	$ 776	$ 241	$ 983
Trailing 12 months (TTM)								
Net Income (loss)	$ (102)	$ (575)	$ (1,306)	$ (841)	$ (753)	$ 58	$ 839	$ 896
Interest	286	308	437	628	626	608	451	241
Amortization of software products	2,052	1,923	1,843	1,789	1,741	1,693	1,595	1,481
Other depreciation and amortization	1,322	1,342	1,322	1,322	1,281	1,245	1,226	1,291
Loss on debt extinguishment	0	0	682	682	682	682	0	0
Loss on FMV of Warrant Derivatives	28	663	667	657	635	0	0	0
Loss on impairment of long-lived assets	35	0	420	420	420	420	0	0
Income taxes	241	325	(566)	(1,175)	(1,133)	(1,605)	(711)	185
EBITDA	$ 3,862	$ 3,986	$ 3,499	$ 3,482	$ 3,499	$ 3,101	$ 3,400	$ 4,094

Management believes EBITDA is helpful in understanding period-over-period operating results separate and apart from non-operating expenses and expenses pertaining to prior period investing activities, particularly given the Company's significant investments in capitalized software and its continuing efforts in completing acquisitions, which typically result in significant depreciation and amortization expense in subsequent periods. The Company uses EBITDA as a factor in evaluating potential acquisition targets and analyzing the pro forma impact of the acquisition on the Company. However, EBITDA has significant limitations as an analytical tool and should only be used cautiously in addition to, and never as a substitute for, operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles and may not necessarily be comparable to similarly titled measures of other companies.

*ARI started calculating adjusted EBITDA in FY15 to include an adjustment for stock compensation. Stock compensation for FY13 was $320 and in FY14 was $560.

ARI SELL MORE STUFF!™

FY12 – FY13

Reconciliation of Non-Gaap Measures

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three and twelve months ended July 31, 2013 and 2012, respectively:

EBITDA:	FY2013 Q4	FY2012 Q4	FY2013 Q4YTD	FY2012 Q4YTD
Net Income	$ (299)	$ 512	$ (753)	$ 1,055
Interest	92	74	626	235
Amortization of software products	429	381	1,741	1,420
Other depreciation and amortization	328	292	1,281	1,414
Loss on debt extinguishment	-	-	682	-
Loss on FMV of Warrant Derivatives	635	-	635	-
Loss on impairment of long-lived assets	-	-	420	-
Income taxes	314	(158)	(1,133)	227
EBITDA	$ 1,499	$ 1,101	$ 3,499	$ 4,351

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the following fiscal quarters:

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the following fiscal quarters:

	07/31/13 Q4 2013	04/30/13 Q3 2013	1/31/13 Q2 2013	10/31/12 Q1 2013	07/31/12 Q4 2012	04/30/12 Q3 2012	01/31/12 Q2 2012	10/31/11 Q1 2012
Quarterly								
Net Income	$ (299)	$ (571)	$ 4	$ 113	$ 512	$ 210	$ 61	$ 272
Interest	92	197	269	68	74	40	59	62
Amortization of software products	429	452	464	396	381	354	350	335
Other depreciation and amortization	328	334	339	280	292	315	404	403
Loss on debt extinguishment	0	682	0	0	0	0	0	0
Loss on FMV of Warrant Derivatives	635	0	0	0	0	0	0	0
Loss on impairment of long-lived assets	0	420	0	0	0	0	0	0
Income taxes	314	(738)	(835)	126	(158)	156	61	168
EBITDA	$ 1,499	$ 776	$ 241	$ 983	$ 1,101	$ 1,075	$ 935	$ 1,240
Trailing 12 months (TTM)								
Net Income	$ (753)	$ 58	$ 839	$ 896	$ 1,055	$ 2,223	$ 2,554	$ 2,616
Interest	626	608	451	241	235	355	507	651
Amortization of software products	1,741	1,693	1,595	1,481	1,420	1,351	1,288	1,211
Other depreciation and amortization	1,281	1,245	1,226	1,291	1,414	1,551	1,678	1,684
Loss on debt extinguishment	682	682	0	0	0	0	0	0
Loss on FMV of Warrant Derivatives	635	0	0	0	0	0	0	0
Loss on impairment of long-lived assets	420	420	0	0	0	0	0	0
Income taxes	(1,133)	(1,605)	(711)	185	227	(1,113)	(867)	(994)
EBITDA	$ 3,499	$ 3,101	$ 3,400	$ 4,094	$ 4,351	$ 4,367	$ 5,160	$ 5,168

Management believes EBITDA is helpful in understanding period-over-period operating results separate and apart from non-operating expenses and expenses pertaining to prior period investing activities, particularly given the Company's significant investments in capitalized software and its continuing efforts in completing acquisitions, which typically result in significant depreciation and amortization expense in subsequent periods. The Company uses EBITDA as a factor in evaluating potential acquisition targets and analyzing the pro forma impact of the acquisition on the Company. However, EBITDA has significant limitations as an analytical tool and should only be used cautiously in addition to, and never as a substitute for, operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles and may not necessarily be comparable to similarly titled measures of other companies.

*ARI started calculating adjusted EBITDA in FY15 to include an adjustment for stock compensation. Stock compensation for FY12 was $250 and in FY13 was $320.